Exhibit 5.1

David G. Peinsipp

T: +1 415 693 2177

dpeinsipp@cooley.com

October 31, 2013

Yelp, Inc.

140 New Montgomery Street, 9th Floor

San Francisco, CA 94105

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the offering by Yelp Inc., a Delaware corporation (the “Company”), of up to 4,312,500 shares (the “Shares”) (including up to 562,500 shares that may be sold pursuant to the exercise of an over-allotment option) of the Company’s Class A common stock, par value $0.000001 per share (the “Common Stock”), pursuant to a Registration Statement on Form S-3 (Registration No. 333-191967) (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), the related prospectus dated October 29, 2013 (the “Base Prospectus”) and the prospectus supplement dated October 30, 2013, filed with the Commission pursuant to Rule 424(b) under the Act (the “Prospectus Supplement”).

In connection with this opinion, we have examined and relied upon the Registration Statement and the Prospectus, the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as currently in effect, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

Our opinion is expressed only with respect to the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, when sold in accordance with the Registration Statement and the Prospectus Supplement, will be validly issued, fully paid and nonassessable.

101 CALIFORNIA STREET, 5TH FLOOR, SAN FRANCISCO, CA 94111-5800 T: (415) 693-2000 F: (415) 693-2222 WWW.COOLEY.COM

David G. Peinsipp

T: +1 415 693 2177

dpeinsipp@cooley.com

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus Supplement included in the Registration Statement and to the filing of this opinion as an exhibit to a current report of the Company on Form 8-K.

Sincerely,

Cooley LLP

By:	/s/ David Peinsipp
David Peinsipp

101 CALIFORNIA STREET, 5TH FLOOR, SAN FRANCISCO, CA 94111-5800 T: (415) 693-2000 F: (415) 693-2222 WWW.COOLEY.COM